                                                                    EXHIBIT 99.2

                          NOTICE OF GUARANTEED DELIVERY

                                    To Tender

             Unregistered 9-3/8% Senior Subordinated Notes due 2011
                      (Including Those in Book-Entry Form)

                                       of

                                  DRESSER, INC.

       PURSUANT TO THE EXCHANGE OFFER AND PROSPECTUS DATED ______________

         As set forth in the Prospectus (as defined), this form or one substantially equivalent hereto must be used to accept the Exchange Offer (i) if certificates for unregistered 9-3/8% Senior Subordinated Notes due 2011 (the "Old Notes") of Dresser, Inc., a Delaware corporation (the "Company"), are not immediately available, (ii) time will not permit holder's Old Notes or other required documents to reach State Street Bank and Trust Company (the "Exchange Agent") on or prior to the Expiration Date (as defined) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This form may be delivered by facsimile transmission, registered or certified mail, by hand or by overnight delivery service to the Exchange Agent. See "The Exchange Offer -- Procedures for Tendering" in the Prospectus.

       THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
         NEW YORK CITY TIME, ON ______________ (THE "EXPIRATION DATE"),
             UNLESS THE EXCHANGE OFFER IS EXTENDED BY THE COMPANY.

                  The Exchange Agent for the Exchange Offer is:
                       State Street Bank and Trust Company

                                   Deliver to:





                 By Registered or Certified Mail, Hand Delivery
                              or Overnight Courier:

                       State Street Bank and Trust Company
                      Corporate Trust Department, 5th Floor
                              2 Avenue de Lafayette
                                Boston, MA 02111
                              Attn: Johnnie Kindell

                                  By Facsimile:
                          (Eligible Institutions Only)
                                 (617) 662-1452

                               For Information or
                           Confirmation by Telephone:
                                 (617) 662-1553

         Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

         DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

Ladies and Gentlemen:

         The undersigned herby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus dated __________________ (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate principal amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer -- Guaranteed Delivery Procedures."

Name(s) of Registered Holder(s): _______________________________________________

Aggregate Principal Amount Tendered*: $_________________________________________

Certificate No.(s) (if available): _____________________________________________

(Total Principal Amount Represented by Old Notes Certificate(s)): $ ____________

If Old Notes will be tendered by book-entry transfer, provide the following information:

DTC Account Number: ____________________________________________________________

Date: __________________________________________________________________________

* Must be in denominations of $1,000 and any integral multiple thereof.

         All authority herein conferred or agreed to be conferred shall survive the death or incapacity of the undersigned and every obligation of the undersigned hereunder shall be binding upon the heirs, personal representatives, successors and assigns of the undersigned.

                                PLEASE SIGN HERE

X ______________________________________________________________________________

X ______________________________________________________________________________
                Signature(s) of Owner(s) or Authorized Signatory

Date: __________________________________________________________________________

Area Code and Telephone Number: ________________________________________________

         Must be signed by the holder(s) of the Old Notes as their name(s) appear(s) on certificates for Old Notes or on a security position listing, or by person(s) authorized to become registered holder(s) by endorsement and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must set forth his or her full title below:

                      PLEASE PRINT NAME(S) AND ADDRESS(ES)

Name(s): _______________________________________________________________________

________________________________________________________________________________

Capacity: ______________________________________________________________________

Address(es): ___________________________________________________________________

                THIS GUARANTEE ON THE NEXT PAGE MUST BE COMPLETED

                                    GUARANTEE
                    (Not to be Used for Signature Guarantee)

         The undersigned, a member of or participant in the Securities Transfer Agents Medallion Program, the New York Stock Exchange Signature Program or a firm or other identity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein): (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer; (iii) a credit union; (iv) a national securities exchange, registered securities association or learning agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes to the Exchange Agent's account at The Depository Trust Company, pursuant to the procedures for book-entry transfer set forth in the Prospectus, within three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery.

         The undersigned acknowledges that it must deliver the Old Notes tendered hereby to the Exchange Agent within the time period set forth above and that failure to do so could result in a financial loss to the undersigned.

Name of Firm: _________________________   Authorized Signature: ________________

Address:_______________________________   Title: _______________________________

_______________________________________

_______________________________________

____________________ Zip Code: ________

Area Code and Telephone No.: __________   Dated: _______________________________


Note:  Do not send certificates for Old Notes with this form.